EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87344 and 333-76367) of Merix Corporation of our report dated June 22, 2000, except for Note 15, which is as of July 28, 2000, relating to the financial statements which appears in this Form 10-K.

                      PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
August 14, 2000